Exhibit 10.7
Boston Properties Limited Partnership
One Hundred Forty-Ninth Amendment to
Second Amended and Restated Agreement of Limited Partnership

This One Hundred Forty-Ninth Amendment is made as of December 15, 2017 by Boston Properties, Inc., a Delaware corporation, as general partner (the “General Partner” or the “Company”) of Boston Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), for the purpose of amending the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated June 29, 1998, as amended (the “Partnership Agreement”). All capitalized terms used herein and not defined shall have the respective meanings assigned to them in the Partnership Agreement.

WHEREAS, Section 14.1.A of the Partnership Agreement provides that the Partnership Agreement may be amended if the amendment is approved by the General Partner and it receives the Consent of Limited Partners holding a majority of the Common Units held by Limited Partners (including Limited Partner Common Units held by the Company);

WHEREAS, the Company is the General Partner and holds approximately 89.7% of the Common Units held by Limited Partners;

WHEREAS, Section 14.1.B of the Partnership Agreement permits the General Partner to amend the Partnership Agreement, without the consent of the Limited Partners, to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions;

NOW, THEREFORE, the Partnership Agreement shall be amended as follows:

1.	The following additional defined term shall be inserted in Article 1 of the Partnership Agreement, in alphabetical order:

“Imputed Underpayment” means any “imputed underpayment” within the meaning of Section 6225 of the Code (plus interest and any applicable penalties owed with respect to such imputed underpayment), or any similar liability pursuant to state or local law, (i) that is imposed on the Partnership or (ii) to the extent that the Partnership bears the economic burden of any such amount, whether by law or agreement, that is imposed on any other entity treated as a partnership for U.S. federal income tax purposes in which the Partnership holds (or has held) a direct or indirect interest (other than through entities treated as corporations for U.S. federal income tax purposes).

2.	Section 10.5 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

“Each Limited Partner hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. For the avoidance of doubt, any Imputed Underpayment shall be considered a tax allocable to the Limited Partners for purposes of the preceding sentence, and the portion of such Imputed Underpayment attributable to each Limited Partner shall be based on the estimated amount of income or gain resulting in such Imputed Underpayment that would have been allocated to such Limited Partner (and, to the extent such Limited Partner holds Partnership Units acquired from a former Limited Partner, the estimated amount of income or gain resulting in such Imputed Underpayment that would have been allocated to such former Limited Partner(s) with respect to such Partnership Units) after taking into account the impact of any adjustments associated with such Imputed Underpayment and any reductions in the amount of such Imputed Underpayment attributable to such Limited Partner as determined in the reasonable discretion of the General Partner. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner; or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.”

3.	Exhibit D to the Partnership Agreement is hereby amended and replaced with the revised Exhibit D attached hereto as Schedule 1.

Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

GENERAL PARTNER:
BOSTON PROPERTIES, INC.

By:	/s/ Douglas T. Linde
Name:	Douglas T. Linde
Title:	President

LIMITED PARTNER:
BOSTON PROPERTIES, INC.

By:	/s/ Douglas T. Linde
Name:	Douglas T. Linde
Title:	President

Schedule 1

Exhibit D

Notice of Redemption

The undersigned Limited Partner hereby irrevocably (i) elects to redeem _________ Common Units in Boston Properties Limited Partnership in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of Boston Properties Limited Partnership and the Redemption Right referred to therein; (ii) surrenders such Common Units and all right, title and interest therein; and (iii) directs that the Cash Amount or REIT Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby, represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Common Units, free and clear of the rights or interests of any other person or entity; (b) has the full right, power, and authority to redeem and surrender such Common Units as provided herein; and (c) has obtained the consent or approval of all person or entities, if any, having the right to consent or approve such redemption and surrender. The undersigned hereby acknowledges and agrees that, in the event of an audit of any taxable period (or portion thereof) in which the undersigned held an interest in Boston Properties Limited Partnership, the undersigned will be required to repay to Boston Properties Limited Partnership pursuant to Section 10.5 of the Second Amended and Restated Agreement of Limited Partnership of Boston Properties Limited Partnership, as amended, any Imputed Underpayment (as defined therein) attributable to the undersigned’s former interest in Boston Properties Limited Partnership.

Dated: ________________

Name of Limited Partner: _____________________________
Please Print

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code)

Signature Medallion Guaranteed by:

If REIT Shares are to be issued, issue to:

Name: _____________________________

Deliver REIT Shares as follows (check one):

□ Transfer REIT Shares electronically to brokerage account
Name of Broker (required) _____________________________
Broker Contact information (required) __________________________
□ Issue REIT Shares to Computershare book-entry Direct Registration account
□ Mail certificate representing REIT Shares to above address

Partnership Acknowledgement:

______________________________
Company Representative

______________________________
Print Name

_______________
Date